UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2020
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 - 885 West Georgia Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736

Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ____

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment

On May 1, 2020, the board of directors of Destiny Media Technologies Inc. (the "Company") appointed Sam Ritchie, CPA, CA, as the Company's Chief Financial Officer, and Treasurer until the earlier of a successor's appointment or his resignation. The appointment was effective on May 1, 2020. Mr. Ritchie is a Chartered Professional Accountant (CPA, CA) with over 15 years of accounting, audit, and financial reporting experience. Mr. Ritchie has provided financial reporting services to public companies in the software industry, both in the United States and Canada.

There are no arrangements or understandings between Mr. Ritchie and any other persons pursuant to which Mr. Ritchie was selected as an officer of the Company.

There are no family relationships between Mr. Ritchie and any other director or executive officer of the Company, and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into, adopted, otherwise commenced, or made any material amendment to any material plan, contract or arrangement (written or otherwise) with Mr. Ritchie in connection with his appointment as Chief Financial Officer and Treasurer, and the Company has not modified or made any grant or award under any such plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date:  May 1, 2020

By:	/s/ FRED VANDENBERG

FRED VANDENBERG
Chief Executive Officer, President and Secretary